Exhibit 10.2

PREFERRED STOCK PURCHASE AGREEMENT

This Preferred Stock Purchase Agreement ("Agreement"), is made and entered into as of the 30th day of April 2009 by and between RINEON GROUP INC. (formerly, Jupiter Resources, Inc.), a corporation organized under the laws of the State of Nevada (“Rineon”); INTIGY ABSOLUTE RETURN LTD., a corporation organized under the laws of the British Virgin Islands ("Intigy”); and DARCY GEORGE RONEY (“Roney” or the “Rineon Principal Stockholder”). Rineon, Intigy and  the Rineon Principal Stockholder are hereinafter sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS:

A.           Rineon desires to sell to Intigy, and Intigy is willing, upon the terms and subject to the conditions hereinafter set forth, to purchase from Rineon all of the 36,000 shares of Series A Preferred Stock authorized for issuance pursuant to the Certificate of Designations.

B.           It is the intention of the parties hereto that the purchase of the Series A Preferred Stock shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where Intigy resides.

C.           The board of directors of each of Rineon and Intigy and the Rineon Principal Stockholder each deem it to be in the best interests of Rineon and Intigy and their respective Affiliates to consummate the sale and purchase of the shares of Series A Preferred Stock upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Share Exchange and/or the Parties.

 “Affiliate” means any one or more Person controlling, controlled by or under common control with any other Person or their affiliate.

“Amalphis” means Amalphis Group Inc., a British Virgin Islands corporation.

“Amalphis Group” shall have the meaning set forth in Section 2.3 of the NatProv Purchase Agreement.

 “Business Day” shall mean any day, excluding Saturday, Sunday and any other day on which national banks located in New York, New York shall be closed for business.

 “Certificate of Designations” shall mean the certificate of designations of the relative rights, privileges and preferences of the 36,000 shares of Series A Preferred Stock in the form of Exhibit A annexed hereto and made a part hereof.

“Closing Date” shall mean the date upon which the transactions contemplated by this Agreement and the purchase and sale of the Series A Preferred Stock shall be consummated.

“Dollar” and “$” means lawful money of the United States of America.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

 “Financial Statements” shall have the meaning as is defined in Section 2.4 of this Agreement.

“GAAP” means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor Institutes concerning the treatment of any accounting matter.

“Intigy” means Intigy Absolute Return Ltd., a British Virgin Islands corporation.

“Knowledge” means the knowledge after reasonable inquiry.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

“Material Adverse Effect” with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a consolidated whole.

“NatProv” means NatProv Holdings Inc., a British Virgin Islands corporation.

“NatProv Purchase Agreement” mean the stock purchase agreement, dated April _, 2009, between Rineon, NatProv, and the Rineon Principal Stockholder, in the form of Exhibit B annexed hereto and made a part hereof.

 “National Securities Exchange” means the collective reference to the New York Stock Exchange, the NYSE Alternext Exchange, the Nadaq Stock Exchange, the FINRA OTC Bulletin Board or any other recognized national securities exchange in the United States.

 “Person” means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“Purchase Price” shall mean Thirty Six Million United States Dollars (U.S. $36,000,000).

“Rineon” shall mean the collective reference to (a) Jupiter Resources Inc., a Nevada corporation, (b) subsequent to consummation of the Rineon Name Change on April 30, 2009, RINEON GROUP INC., a Nevada corporation, and (c) upon filing of the Rineon Reincorporation Documents with the appropriate recording authorities of the British Virgin Islands, RINEON GROUP INC., a British Virgin Islands corporation.

“Rineon Common Stock” shall mean the 75,000,000 shares of common stock of Rineon, $0.001 par value per share, that are authorized for issuance pursuant to the certificate of incorporation of Rineon.

 “Rineon Name Change” shall mean the change of the corporate name of Rineon to Rineon Group, Inc., pursuant to the certificate of amendment to the certificate of incorporation of Rineon filed with the Secretary of State of the State of Nevada on April 30, 2009 and prior to the of execution of this Agreement.

“Rineon Preferred Stock” means the 10,000,000 shares of preferred stock of Rineon, $0.001 par value per share, that are authorized for issuance pursuant to the certificate of incorporation of Rineon, and containing such rights, privileges and designations as the board of directors of Rineon may, from time to time determine.

“Rineon Reincorporation Documents”  shall mean the documents annexed hereto as Exhibit C and made a part hereof which are required to reincorporate and redomicile Rineon as a corporation organized under the laws of the British Virgin Islands.

 “Sale of Control”  means the sale or transfer of all or substantially all of the shares of capital stock or assets of Rineon and its consolidated Subsidiaries, whether through merger, consolidation, asset sale, tender offer or like combination or consolidation, to any Person who is not an Affiliate of Rineon immediately prior to such Sale of Control.

 “Series A Preferred Stock” shall mean the 36,000 shares of Series A convertible preferred stock of Rineon, $1,000 stated value per share, authorized for issuance pursuant to the Certificate of Designation.

“Stock Redemption Agreement” shall mean that agreement, dated of even date herewith, between Rineon and the Rineon Principal Stockholder, annexed hereto as Exhibit D and made a part hereof, pursuant to which, inter alia, on or before the Closing Date the Rineon Principal Stockholder shall transfer back to Rineon for cancellation all of the shares of Rineon Common Stock owned of record and beneficially by the Rineon Principal Stockholder, in exchange for the consideration set forth in such Stock Redemption Agreement.

“Subject Shares” shall have the meaning as is defined in the NatProv Purchase Agreement.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

 “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Trading Days”  means any day on which the New York Stock Exchange or other National Securities Exchange on which Rineon Common Stock trades is open for trading.

“VWAP”  means the volume weighted average price per share of Rineon Common Stock as reported by Bloomberg Reporting Service or other recognized stock market price reporting service.

SECTION 1.     PURCHASE AND SALE OF SERIES A PREFERRED STOCK; OFFICERS AND DIRECTORS

1.1           The Series A Preferred Stock.

(a)           On the Closing Date and subject to and upon the terms and conditions of this Agreement, Rineon shall sell, assign, transfer and exchange (collectively, “Transfer”) to Intigy, all, and not less than all, of the 36,000 shares of the Series A Preferred Stock authorized for issuance pursuant to the Certificate of Designation.

(b)           On the Closing Date, and in exchange for the Transfer to it of the aforesaid shares of Series A Preferred Stock, Intigy shall pay to Rineon the $36,000,000 Purchase Price.  Such Purchase Price shall be paid by wire transfer of immediately available funds to a bank account designated by Rineon prior to the Closing Date.  On the Closing Date and subject to the simultaneous closing of the transactions contemplated by the NatProv Purchase Agreement, as provided herein, Rineon shall direct Intigy to wire the Purchase Price for the Series A Preferred Stock directly to NatProv in payment of the purchase price for the Subject Shares referred to in the NatProv Purchase Agreement.

(c)           As set forth in the Certificate of Designations, the 36,000 shares of Series A Preferred Stock:

(i)           shall have a par value of $0.001 per share;

(ii)          shall have a stated or liquidation value of $1,000 per share (the “Stated Value”);

(iii)         shall be senior upon liquidation or a Sale of Control to all other classes of preferred stock of Rineon Common Stock now existing or hereafter created;

(iv)         in the event of any “Sale of Control” (as defined in the Certificate of Designation), in addition to the right of the holder(s) of the Series A Preferred Stock to receive a preferential payment in respect of such Series A Preferred Stock equal to product of (A) the $1,000 per share Stated Value, and (B) the number of Series A Preferred Stock then owned, the holder(s) of the Series A Preferred Stock shall be entitled to participate with the holders of Rineon Common Stock in receipt of the consideration payable upon such Sale of Control to the extent 0.000099% of such consideration for each one (1) Exchange Share then owned by the holder(s), or an aggregate of 4.95% of such consideration as to all 50,000 Series A Preferred Stock;

(v)          shall not pay a fixed dividend, but shall entitle the holder(s) to participate equally with the holders of Rineon Common Stock in connection with any cash or stock dividends or distributions;

(v)         shall be convertible at any time or from time to time into shares of Rineon Common Stock, at a conversion price per shares equal to 100% of the VWAP per share of Rineon Common Stock, as traded on any National Securities Exchange, for the twenty (20) Trading Days immediately prior to the date notice of conversion is given by the holders; provided, however, that the maximum number of shares of Rineon Common Stock that may be owned of record or beneficially at any point in time by any one holder of the Series A Preferred Stock (whether upon conversion(s) of Series A Preferred Stock, open market purchases, other purchases of Rineon Common Stock, or any combination of the foregoing) shall not exceed an aggregate of 4.95% of the outstanding shares of Rineon Common Stock; and

(vi)         shall not be subject to mandatory or optional redemption without the prior written consent or approval of both Rineon and the holder(s) of the Series A Preferred Stock.

The foregoing summary description of the Series A Preferred Stock is for informational purposes only and is qualified in its entirety by the terms and conditions of the Certificate of Designation annexed as Exhibit A hereto; which shall govern in all respects the relative rights, preferences and privileges of the Series A Preferred Stock.

1.2           Exemption from Registration.  The Parties intend that the Series A Preferred Stock to be issued by Rineon to Intigy shall be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

1.4           Closing.

The closing of the Share Exchange (the “Closing”) will take place at the offices of Hodgson Russ LLP, counsel to Intigy, at its office in New York, New York, within ten (10) days following the delivery of satisfaction or waiver of the conditions precedent set forth in Section 4 or at such other date as Rineon and Intigy shall agree (the “Closing Date”), but in no event shall the Closing Date occur later than May 14, 2009, unless such date shall be extended by mutual agreement of Rineon and Intigy.

1.5           Certificate of Designations; Board of Directors; Stock Redemption.   On or prior to the Closing Date:

(a)           The Certificate of Designation of Rineon shall have been filed with Secretary of State of the State of Nevada and with the appropriate recording authorities of the British Virgin Islands.

(b)           The existing director(s) of Rineon shall tender their resignations and the board of directors of Rineon upon and subsequent to the consummation of the transactions contemplated by the NatProv Purchase Agreement the entire board of directors of Rineon shall be Leo de Waal, Thomas Lindsey, Keith Laslop and Tore Nag, and/or such other Persons as shall be acceptable to Intigy.  Such initial members of the board of directors shall serve until the earlier of their death, resignation or removal or until the next annual meeting of the stockholders of Rineon, when their respective successors are duly elected and qualified. The officers of Rineon subsequent to the Closing Date under this Agreement and the consummation of the transactions contemplated by the NatProv Purchase Agreement and shall be appointed by the board of directors of Rineon on the Closing Date and shall be Persons acceptable to Intigy.

(c)           All of the transactions contemplated by  the Stock Redemption Agreement shall have been consummated.

 (d)          All of the Rineon Reincorporation Documents shall have been duly executed and approved by British Virgin Islands counsel to Rineon.

1.6           Restrictions On Resale

The Series A Preferred Stock and the shares of Rineon Common Stock issuable upon conversion of the Series A Preferred Stock will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) Rineon receives an opinion of counsel of the stockholder, reasonably satisfactory to counsel for Rineon, that an exemption from the registration requirements of the Securities Act is available.

The certificates representing the Series A Preferred Stock shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR RINEON GROUP, INC. (FORMERLY, JUPITER RESOURCES, INC.) RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR SUCH CORPORATION THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

SECTION 2. REPRESENTATIONS AND WARRANTIES OF INTIGY.

Intigy hereby represents and warrants to Rineon as follows:

2.1           Organization and Good Standing.  Intigy is a corporation duly organized and validly existing under the laws of the British Virgin Islands.

2.2           Authority.  Intigy has the corporate power to enter into this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors of Intigy.  The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Intigy is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Intigy or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of Intigy.

2.3           Investment Purpose.  As of the date hereof and the Closing Date Intigy is purchasing the Series A Preferred Stock and the shares of Rineon Common Stock issuable upon conversion of the Series A Preferred Stock (the “Conversion Shares” and collectively with the Series A Preferred Stock, the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, Intigy does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

2.4           Accredited Investor / Non U.S. Person Status.  Intigy is either (i) an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”); or (ii)  is not a U.S. Person (as defined for purposes of Regulation S) and Intigy is not acquiring the Securities for the account or benefit of a U. S. Person. Further, if purchased pursuant to Regulation S, each Intigy acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. Persons (other than distributors, as defined in Rule 902 of the Securities Act) unless the securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

2.5           Reliance on Exemptions.  Intigy understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Intigy’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Intigy set forth herein in order to determine the availability of such exemptions and the eligibility of Intigy to acquire the Securities.

2.6           Information.  Intigy and its advisors, if any, have had the opportunity to ask questions of management of the Company and its Subsidiaries and have been furnished with all information relating to the business, finances and operations of Rineon and the Amalphis Group and information relating to the offer and sale of the Securities which have been requested by Intigy or its advisors.  Neither such inquiries nor any other due diligence investigation conducted by Intigy or any of its advisors or representatives shall modify, amend or affect Intigy’s right to rely on the representations and warranties of NatProv contained in the NatProv Purchase Agreement.  Intigy understands that its investment in the Securities involves a significant degree of risk.  Intigy further represents to the Rineon that Intigy’s decision to enter into this Agreement has been based solely on the independent evaluation of Intigy and the representations and warranties of NatProv contained in the NatProv Purchase Agreement.

2.7           Governmental Review.  Intigy understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

2.8           Transfer or Resale.  Intigy understands the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be transferred unless (i) the Securities are sold pursuant to an effective registration statement under the Securities Act, (ii) in accordance with the provisions of Regulation S, (iii) Intigy shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be reasonably acceptable to the Company, (iv) the Securities are sold or transferred to an “Affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”) of Intigy who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, (v) the Securities are sold pursuant to Rule 144, or (vi) the Securities are sold pursuant to Regulation D under the Securities Act (or a successor rule) (“Regulation D”).  Each Investor acknowledges that hedging transactions involving the Securities may not be conducted unless in compliance with the Securities Act.  Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

2.9           Full Disclosure.  No representation or warranty by Intigy in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by Intigy pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of Intigy.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF RINEON.

3.1           Organization and Good Standing.  Rineon is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  Rineon has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

3.2           Authority.  The Rineon Principal Stockholder has approved the execution delivery and performance of this Agreement by Rineon.  The Rineon Principal Stockholder individually has the power and authority, and Rineon has the corporate power to enter into this Agreement and to perform its obligations hereunder, including payment of the Purchase Price.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors and stockholders of Rineon as required by British Virgin Islands and Nevada law.  The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Rineon is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Rineon or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the respective Certificate of Incorporation or by-laws of Rineon.

3.3           Rineon Capitalization.  As of the date of this Agreement, Rineon is authorized to issue (a) 75,000,000 shares of Rineon Common Stock, $0.001 par value per share, and (b) 10,000,000 shares of Rineon Preferred Stock. An aggregate of 7,000,000 shares of Rineon Common Stock and no shares of Rineon Preferred Stock are issued and outstanding.  Except as contemplated by this Agreement, no shares of Rineon Common Stock or Rineon Preferred Stock are reserved for issuance pursuant to any agreement, convertible securities, options or warrants.   The record and beneficial owners of the 7,000,000 issued and outstanding shares of Rineon Common Stock as at April 15, 2009 are set forth on Schedule 3.3 of this Agreement.

3.4           Rineon 2008 Balance Sheet; Assets and Liabilities.

(a)           The Form 10KSB/A of Rineon for the fiscal year ended May 31, 2008 includes the audited balance sheet, statement of operations and statement of cash flows of Rineon as at May 31, 2008 and for the fiscal year then ended (the “Rineon 2008 Audited Financial Statements”).  The Form 10QSB/A of Rineon for the quarters ended August 31, 2008, November 30, 2008 and February 28, 2009, includes the unaudited balance sheet, statement of operations and statement of cash flows of Rineon as at August 31, 2008, November 30, 2008 and February 28, 2009 and for the respective three, six and nine months then ended (the “Rineon Unaudited Financial Statements”).  Except as set forth on the Rineon Balance Sheet as at February 28, 2009 or otherwise disclosed on Schedule 3.4, as at February 28, 2009 and for all periods subsequent thereto, Rineon has no other assets and has incurred no other liabilities, debts or obligations, whether fixed, contingent or otherwise required to be set forth on a balance sheet prepared in accordance with GAAP.  The books of account and other financial records of Rineon are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

(b)           Rineon has no operating assets or liabilities, and has not conducted any trade or business activities whatsoever, other than as set forth on Schedule 3.4 annexed hereto.

3.5           No Material Adverse Changes.   Since February 28, 2009:

(a)           there has not been any material adverse changes in the financial position of Rineon except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Rineon, and will be consistent with the representations made by Rineon hereunder.

(b)           there has not been any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Rineon whether or not covered by insurance;

(c)           there has not been any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of Rineon capital stock;

(d)           there has not been any sale of an asset (other than in the ordinary course of business) or any mortgage pledge by Rineon of any properties or assets; or

(e)           there has not been adoption or modification of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

(f)           there has not been any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

(g)           there has not been any increase in the annual level of compensation of any executive employee of Rineon;

(h)           except in the ordinary course of business, Rineon has not entered into or modified any contract, agreement or transaction; and

(i)           Rineon has not issued any equity securities or rights to acquire equity securities.

3.6           Taxes.  Rineon has timely filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date, and there are no deficiencies outstanding.

3.7           Compliance with Laws.  Rineon has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of Rineon or the trading market for the Rineon Shares and specifically, and Rineon has complied with provisions for registration under the Securities Act of 1933 and all applicable blue sky laws in connection with its public stock offering and there are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto.

3.8           Actions and Proceedings.  Rineon is not a party to any material pending litigation or, to its knowledge, any governmental proceedings are threatened against Rineon.

3.9           Periodic Reports.  Rineon is current in the filing of all forms or reports with the Securities and Exchange Commission (“SEC”), and has been a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All such reports and statements filed by Rineon with the SEC (collectively, “SEC Reports”) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading.

3.10         Disclosure.  Rineon has (and at the Closing it will have) disclosed in writing to NatProv all events, conditions and facts materially affecting the business, financial conditions or results of operation of Rineon all of which have been set forth herein.  Rineon has not now and will not have, at the Closing, withheld disclosure of any such events, conditions, and facts which they have knowledge of or have reasonable grounds to know may exist.

3.11         Access to Records.  The corporate financial records, minute books, and other documents and records of Rineon have been made available to NatProv prior to the Closing hereof.

3.12         No Breach.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(a)           violate any provision of the Articles of Incorporation or By-Laws of Rineon;

(b)           violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Rineon is a party or by or to which it or any of its assets or properties may be bound or subject;

(c)           violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Rineon or upon the securities, properties or business to Rineon; or

(d)           violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

3.14           Brokers or Finders.  No broker's or finder's fee will be payable by Rineon in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of Rineon.

3.15           NatProv Purchase Agreement.  Rineon, the Rineon Principal Stockholder, and NatProv have duly executed and delivered the NatProv Purchase Agreement, pursuant to which immediately prior to the Closing Date under this Agreement, Rineon shall purchase from NatProv, for $36,000,000 all of the Subject Shares of  Amalphis.

3.16           Authority to Execute and Perform Agreements.  Rineon has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.  This Agreement has been duly executed and delivered and is the valid and binding obligation of Rineon enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by Rineon of this Agreement, in accordance with its respective terms and conditions will not:

(a)           require the approval or consent of any governmental or regulatory body or the approval or consent of any other person;

(b)           conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to Rineon, or any instrument, contract or other agreement to which Rineon is a party or by or to which Rineon is bound or subject; or

(c)           result in the creation of any lien or other encumbrance on the assets or properties of Rineon.

3.17         Rineon Name Change. The Rineon Name Change has been consummated.

3.18         Full Disclosure.  No representation or warranty by Rineon in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by Rineon pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of Rineon.

SECTION 4.  CONDITIONS PRECEDENT

4.1           Conditions Precedent to the Obligations of Intigy.   All obligations of Intigy under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions; any one of which may be waived at Closing by the Intigy:

(a)           The representations and warranties by or on behalf of Rineon contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

(b)           Rineon shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing, including, without limitation, all of the covenants and agreements of Rineon set forth in Section 5.6 of this Agreement..

(c)           On the Closing Date, an executive officer of Rineon shall have delivered to Intigy a certificate, duly executed by such Person and certifying, that to the best of such Person’s knowledge and belief, the representations and warranties of Rineon set forth in this Agreement are true and correct in all material respects.

(d)           On or immediately after the Closing, the transactions contemplated by the NatProv Purchase Agreement shall have been consummated, and Rineon shall have acquired good and marketable title to all of the Subject Shares of Amalphis.

(e)           At the Closing (i) all of the Rineon Reincorporation Documents and other certificates and instruments necessary to redomicile and reincorporate Rineon under the laws of the British Virgin Islands under the name “Rineon Group, Inc.” shall have been completed and duly executed by all necessary Persons, and approved by British Virgin Islands counsel to Rineon, and (ii) all required preapprovals, if any, of any governmental authority or agency of the British Virgin Islands to consummate the foregoing shall have been obtained.

(f)           All of the transactions contemplated by  the Stock Redemption Agreement shall have been consummated.

(g)           On or immediately after the Closing, Rineon shall be redomiciled and reincorporated under the laws of the British Virgin Islands under the name Rineon Group, Inc.

(h)           At the Closing, Intigy shall have received an opinion of Anslow & Jaclin LLP dated as of the Closing to the effect that:

(i)           Rineon  is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;

(ii)           This Agreement has been duly authorized, executed and delivered by Rineon and is a valid and binding obligation of Rineon enforceable in accordance with its terms;

(iii)           All of the transactions contemplated by the Stock Redemption Agreement shall have been consummated.

(iv)           Upon filing of the Rineon Reincorporation Documents with the recording authorities in the British Virgin Islands, Rineon shall have been duly reincorporated and redomiciled as a British Virgin Island corporation under the name Rineon Group, Inc.

(v)           The Rineon Principal Stockholder has approved this Agreement, the NatProv Purchase Agreement and the transactions contemplated hereby and thereby, and, through its Board of Directors, Rineon has taken all corporate action under Nevada and British Virgin Islands law that is necessary for the performance by Rineon of its obligations under this Agreement; and

(vi)          The Series A Preferred Stock to be issued pursuant to Section 1.1 hereof will be duly and validly issued, fully paid and non-assessable;

(vii)          Rineon has the corporate power to execute, deliver the Series A Preferred Stock and perform under this Agreement; and

(viii)        The capitalization of Rineon as at the Closing Date is as set forth in Section 3.3 of this Agreement.

In rendering its opinion, as to matters of the laws of the British Virgin Islands, Anslow & Jaclin LLP may rely upon the opinion of John France, Esquire or his law firm, as special British Virgin Island counsel.

(i)           At the Closing, all instruments and documents delivered to Intigy pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Intigy.

(j)           Rineon shall have issued to Intigy one or more stock certificates evidencing all 36,000 shares of the Series A Preferred Stock.

4.2           Conditions Precedent to the Obligations of Rineon.  All obligations of Rineon under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions (any one of which may be waived at Closing by Rineon):

(a)           The representations and warranties by Intigy contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time;

(b)           Intigy shall have performed and complied with, in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied or executed and delivered by them prior to or at the Closing;

(c)           On the Closing Date, Intigy shall have delivered to Rineon a certificate, duly executed by such Person and certifying, that to the best of such Person’s knowledge and belief, the representations and warranties of Intigy set forth in this Agreement are true and correct in all material respects.

(d)           Intigy shall have paid to Rineon the $36,000,000 Purchase Price for  the 36,000 shares of Series A Preferred Stock pursuant to the terms and conditions of this Agreement.

SECTION 5.  COVENANTS

5.1           Corporate Examinations and Investigations.  Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require.  No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.

5.2           Further Assurances.  The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.  Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

5.3           Confidentiality.  In the event the transactions contemplated by this Agreement are not consummated, Rineon and Intigy agree to keep confidential any information disclosed to each other in connection therewith for a period of three (3) years from the date hereof; provided, however, such obligation shall not apply to information which:

(i) at the time of the disclosure was public knowledge;

(ii)  is required to be disclosed publicly pursuant to any applicable federal or state securities laws;

(iii)  after the time of disclosure becomes public knowledge (except due to the action of the receiving party);

(iv) the receiving party had within its possession at the time of disclosure; or

(v)  is ordered disclosed by a Court of proper jurisdiction.

5.4           Stock Certificates.  At the Closing, Rineon shall have delivered to Intigy the certificates representing the 36,000 shares of Series A Preferred Stock registered in the name of Intigy so as to make Intigy the sole owner thereof.

5.5           Use of Proceeds.  Rineon shall use all of the proceeds from the sale of the Series A Preferred Stock only to consummate the purchase of the Subject Shares of Amalphis and pay the purchase price for such Subject Shares to NatProv, all as provided in the NatProv Purchase Agreement.

5.6           Additional Covenants.

(a)           As at the Closing Date except as set forth on an unaudited balance sheet of Rineon, dated April 30, 2009 (the “Closing Balance Sheet”), Rineon shall have no outstanding expenses, obligations, liabilities or contingencies of any kind.

(b)           As at the Closing Date, except as provided in this Agreement, there shall be no outstanding warrants, issued stock options, stock rights or other commitments of any character relating to the issued or unissued shares of either Common Stock or preferred stock of Rineon.

(c)           At the Closing, the Series A Preferred Stock to be issued and delivered to Intigy  hereunder will, when so issued and delivered, constitute valid and legally issued shares of such Series A Preferred Stock, all of which shall be fully paid and non-assessable.

(d)           At the Closing all shares of Rineon Common Stock owned of record or beneficially by the Rineon Principal Stockholder shall have been cancelled pursuant to the Stock Redemption Agreement.

(e)           At the Closing (i) all Rineon Reincorporation Documents and other certificates and instruments necessary to redomicile and reincorporate Rineon under the laws of the British Virgin Islands under the name “Rineon Group, Inc.” shall have been completed and duly executed by all necessary Persons and approved by British Virgin Islands counsel to Rineon, and (ii) all required pre-approvals, if any, of any governmental authority or agency of the British Virgin Islands to consummate the foregoing shall have been obtained.

5.7           Boards of Directors.

(a)           Rineon.    At the Closing, all of the members of the board of directors of Rineon prior to the Closing shall resign and prior to such resignation shall appoint as the entire Board of Directors of Rineon a maximum of five (5) persons, who shall be Leo de Waal, Thomas Lindsey, Keith Laslop and Tore Nag, and/or such other Persons as shall be acceptable to Intigy.  In addition, as soon as practicable following the Closing Date, two (2) additional persons acceptable to the new board of directors of Rineon shall be added as independent directors (as defined in the Sarbanes Oxley Act of 2002 or rules of the stock exchange on which Rineon trades, including a financial expert).

(b)           Amalphis Group.    The Boards of Directors of each of the members of the Amalphis Group as at the Closing Date shall be Persons designated by or otherwise acceptable to the board of directors of Rineon and acceptable to Intigy.

5.8Form 8-K Interim Report.Rineon shall cause a Form 8-K Current Report to be filed with the SEC not later than four (4) Business Days after the Closing Date.

5.9           Stock Option Plan. Following the Closing Date, the board of directors of Rineon shall form a compensation committee of the board of directors which shall propose an incentive stock option plan for key employees, directors, consultants and others providing services to Rineon and Intigy, pursuant to which up to 5,000,000 shares of Rineon Common Stock shall be authorized for issuance upon such terms and conditions as shall be recommended by the compensation committee and approved by a majority of the members of the board of directors (the “Stock Option Plan”).  Such Stock Option Plan shall thereafter be submitted to the Rineon stockholders for approval.

5.10         Expenses.  It is understood and agreed that following the execution of this Agreement, any and all legal or other fees and expenses with respect to any filings, documentation and related matters with respect to the consummation of the transactions contemplated hereby shall be the sole responsibility of Rineon, and that Intigy shall not be responsible for any such expenses or legal or other fees associated with such filings; provided, however, that Intigy shall fully cooperate and execute all required documents as may be legally required.

SECTION 6.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Notwithstanding any right of either party to investigate the affairs of the other party and its Shareholders, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party and its Shareholders contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for eighteen (18) months following the Closing.

SECTION 7. INDEMNIFICATION; DISPUTE RESOLUTION; NON-COMPETITION.

7.1           Indemnification by Intigy.

(a)           From and after the Closing, Intigy shall indemnify and hold harmless Rineon, the Rineon Principal Stockholder and their Affiliates, directors, officers and employees (collectively, the “Rineon Parties”) from and against any and all direct Damages finally awarded arising out of, resulting from or in any way related to:

(i)           a breach by Intigy of its representations and warranties contained herein, or

(ii)           the failure to perform or satisfy, when due, any of the covenants and agreements made by Intigy in this Agreement or in any other document or certificate delivered by Intigy at the Closing pursuant hereto.

(b)           Notwithstanding the foregoing, the indemnification obligations of Intigy under Section 7.1(a)(i) above shall (i) only arise if a claim for Damages shall be made in writing by Rineon to Intigy by December 31, 2009, (ii) only be applicable to Damages incurred by Rineon Parties in excess of $150,000 (the “Indemnity Floor”), and (iii) not be applicable to Damages incurred by Rineon Parties which shall be in excess of $5.0 million (the “Indemnity Cap”).  There shall be no Indemnity Cap with respect to the matters contemplated by Section 7.1(a)(ii) above, and such indemnity obligations shall survive indefinitely.  Any payment made to any of Rineon Parties pursuant to the indemnification obligations under this Section 7.1 shall constitute a reduction in value of the Share Exchange paid pursuant to this Agreement.

7.2           Indemnification by Rineon.

From and after the Closing, Rineon shall indemnify and hold harmless the Intigy, its affiliates, directors, officers and employees (collectively, the “Intigy Parties”) from and against any and all direct Damages finally awarded arising out of, resulting from or in any way related to:

(a)           a breach by Rineon of its representations and warranties contained herein, or

(b)           the failure to perform or satisfy, when due, any of the covenants and agreements made by Rineon or the Rineon Principal Stockholder in this Agreement or in any other document or certificate delivered by Rineon at the Closing pursuant hereto.

(c)           In the event that any claim for Damages shall be asserted against any of the Intigy Parties for which Rineon is liable to indemnify against pursuant to this Section 7.2, Rineon shall have the sole right to conduct, at its or their expense, the defense of any and all such claims with counsel of their choosing, and shall have the sole right to effect any financial settlement of any such claims for Damages; provided, however, that if any such settlement would result in any injunction or restrictions on the Intigy Parties, or otherwise require any of the Intigy Parties to pay any ongoing royalties or other payments to any Person, no such settlement may be effected by Rineon without the prior written consent of Intigy.

7.3           Resolution of Disputes.   Except as otherwise provided in Section 5.11 above, any dispute arising under this Agreement which cannot be resolved among the Parties shall be submitted to final and binding arbitration in accordance with the then prevailing rules and regulations of the American Arbitration Association (the “AAA”), located in New York, New York.  There shall be three arbitrators, one selected by the claimant, one selected by the respondent and the third arbitrator selected by the AAA.  The decision and award of the arbitrators shall be final and binding upon all Parties and may be enforced in any federal or state court of competent jurisdiction.   Service of process on any one or more Parties in connection with any such arbitration may be made by registered or certified mail, return receipt requested or by email or facsimile transmission.

SECTION 8.  MISCELLANEOUS

8.1           Waivers.  The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

8.2           Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

8.3           Assignment.  This Agreement is not assignable except by operation of law.

8.4           Notice.  Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows:

To: Rineon Group, Inc. (formerly, Jupiter Resources, Inc.):

Rineon Group, Inc.
408 Royal Street
Vancouver, British Columbia
Canada
Attn: Darcy George Roney, President
By fax and Email only to:
fax: (604) 537-9788

with a copy to (which shall not constitute notice):

Anslow & Jaclin LLP
195 Route 9 South, Suite 204
Manalapan, NY 07726
Attn: Eric M. Stein, Esq.
fax:  (732) 577-1188
email:  estein@anslowlaw.com

To: Intigy:

Intigy Absolute Return Ltd.
c/o Axiat Inc.
1515 International Parkway
Suite 2031
Lake Mary, FL
Attn:  Gary Hirst

with a copy to (which shall not constitute notice):

Hodgson Russ, LLP
1540 Broadway
24th Floor
New York, NY 10036
Attn:  Stephen A. Weiss, Esq.
fax: (212) 751-0928
email:  sweiss@hodgsonruss.com

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

8.5           Governing Law.  This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of New York, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

8.6           Publicity.  No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

8.7           Entire Agreement.  This Agreement (including the Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, with respect hereof.

8.8           Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

8.9           Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

8.10           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

8.11           Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

8.12           Press Releases.  The parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

RINEON GROUP INC. (f/k/a Jupiter Resources, Inc.)
(a Nevada corporation)

By: /s/ Darcy George Roney
    Darcy George Roney, President

INTIGY ABSOLUTE RETURN LTD.
(a BVI corporation)

By:  Axiat, Inc.

By: /s/ Gary Hirst
                  Gary Hirst
       President and CEO

RINEON PRINCIPAL STOCKHOLDER:

/s/ Darcy George Roney
      Darcy George Roney